UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 20, 2026

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

8488 Rozita Lee Ave Building 3

Las Vegas, NV 89113

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 23, 2026, Eva Live Inc. (the “Company”) issued a Secured Convertible Promissory Note to Streeterville Capital, LLC (“Streeterville”) in the original principal amount of $7,560,000.00 (the “February Note”). The February Note was issued under a Securities Purchase Agreement dated February 23, 2026. On July 23, 2026, the Company issued a second Secured Convertible Promissory Note to Streeterville in the original principal amount of $2,160,000.00 (the “July Note” and, together with the February Note, the “Notes”). The July Note was issued under a Securities Purchase Agreement dated July 21, 2026 (together with the February 23, 2026 agreement, the “Purchase Agreements”). The Company previously disclosed its transactions with Streetsville in its Current Reports on Form 8-K dated February 23, 2026 and July 23, 2026.

On October 20, 2026, the Company received a letter from Streeterville (the “Notice) in which Streeterville asserts that the securities purchase agreement the Company entered into with Dune Equity Holdings LLC on October 2, 2026 (the “Dune Transaction”) is a “Restricted Issuance” under the Notes. The Company previously disclosed the Dune Transaction in its Current Report on Form 8-K dated October 8, 2026. Streeterville further asserts that it did not give the prior written consent required by Section 4(v) of the Purchase Agreements. On that basis, Streeterville asserts that a Major Trigger Event occurred under each Note under Section 4.1(h) as of October 2, 2026. The Notice states that Streeterville has elected to apply the Trigger Effect under Section 4.2 of the Notes. The Notice also states that, as a result, the Outstanding Balance of each Note has been increased by ten percent (10%), effective as of October 2, 2026.

Based on the Notice, the Company estimates that the aggregate Outstanding Balance of the Notes would increase by approximately $741,786, from approximately $7,417,857 to approximately $8,159,643 as of October 2, 2026, consisting of an increase of approximately $522,302 for the February Note and approximately $219,483 for the July Note. The Notice does not state the amount of the increase, and these amounts are the Company’s estimates based on its records of the Outstanding Balances; Streeterville has not confirmed them. Except for the increase in the Outstanding Balance, the payment, conversion and other terms of the Notes have not changed. The Notice states that Streeterville reserves all rights and remedies available to it under the Notes and the other Transaction Documents. As of the date of this report, Streeterville has not delivered a demand to cure under Section 4.3 of the Notes or declared an Event of Default.

The Company disputes Streeterville’s assertions in the Notice. Among other things, the Company disputes whether the Dune Transaction is a Restricted Issuance, whether a Trigger Event occurred, and whether the Trigger Effect or any increase in the Outstanding Balance of the Notes was validly applied. The Company is filing this report for disclosure purposes only. This filing does not admit any default, Trigger Event, liability or obligation under the Notes, the Purchase Agreements or any other Transaction Document. It also does not acknowledge that the Notice is valid or accurate. The Company expressly reserves all of its rights, remedies, claims and defenses under the Notes, the Purchase Agreements, the other Transaction Documents and applicable law. This includes the right to contest the Notice and the asserted increase at any time, whether by negotiation, legal proceedings or otherwise. Neither this disclosure, nor any delay in exercising any right, nor any payment, conversion or other performance under the Notes will waive any of those rights. The Company is evaluating its options and may engage with Streeterville about the matters raised in the Notice. The Company cannot predict how those matters will be resolved.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s position on the Notice, its intent to preserve and exercise its rights, and the possible outcome of any discussions or proceedings with Streeterville. These statements are subject to risks and uncertainties that could cause actual results to differ materially. Those risks include the risk that Streeterville seeks to enforce additional remedies, and the risk that the Company does not succeed in contesting the asserted increase. Additional risks are described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

October 26, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO